Anhui Fuyang Xinte Pharmaceutical Company, Sales Contract

                                                                       Date: 2009-04-23

Seller: Anhui Fuyang Xinte Pharmaceutical Company
Buyer: Helpson Medical & Biotechnology Co., Ltd.

Name of Product	Quality standard and specification	Unit	Unit price (RMB)	Quantity	Amount(RMB)
Tiopronin		kg	1200.00	1000	1200000
Hepatocyte growth—promoting factor		kg	9000.00	40	3600000
Micro-fiber products			33.00	8000	264000
Medicinal Starch			4.6	5000	23000
Pre-gel starch			8.5	4000	34000
Total amount	Five million one hundred and twenty one thousand only				5,121,000.00

1.	Quality standard: follow the requirement of the Pharmacopoeia

2.	Drug Package Standard: follow the relevant requirement and cargo delivery requirement

3.	Every piece of package concludes a product quality certification

4.	Ways of transportation: a. consign to the delivery company; b. by seller; c. by buyer

5.	Place of delivery: a. seller; b. buyer

6.	Freight: a. seller; b. buyer

7.	Terms of payment: a. T/T; b. Check

8.	Dispute: both parties will negotiate for any dispute under this agreement in Fuyang

9.	Others:

10.	This contract will enter effect after sign and seal of both parties.

11.	This contract is in duplicate for each party

Seller: Anhui Fuyang Xinte Pharmaceutical Company
Address: No. 6 Hesha Rd. Fuyang City, Anhui Province
Tax number: 341201151836999
Bank: Bank of China Lian Chi Branch
Bank account number: 03211308091001
Phone: 0558-2210018 (office) 0558-2213177

Fax: 0558-2210098
Postal code: 236018
Legal person: Lihu Yang

Buyer: Helpson Medical & Biotechnology Co., Ltd.

Phone: 0898-66811911